Exhibit 99



                         PHELPS DODGE 1998 STOCK OPTION
                            AND RESTRICTED STOCK PLAN

                                    SECTION 1

                                     PURPOSE

                  The purpose of the Plan is to foster and promote the long-term financial success of the Corporation and materially increase shareholder value by (a) motivating superior performance by means of performance-related incentives, (b) encouraging and providing for the acquisition of an ownership interest in the Corporation by Employees, and (c) enabling the Corporation to attract and retain the services of an outstanding team upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.


                                    SECTION 2

                                   DEFINITIONS

                  2.1 Definitions. Whenever used herein, the following terms shall have the respective meanings set forth below:

                  (a) "Act" shall mean the Securities Exchange Act of 1934, as amended.

                  (b) "Adjustment Event" shall mean any stock dividend, stock split or share combination of, or extraordinary cash dividend on, the Common Shares or recapitalization of the Corporation.

                  (c)  "Board"   shall  mean  the  Board  of  Directors  of  the
         Corporation.

                  (d) "Common Shares" shall mean the Common Shares of the Corporation.

                  (e) "Cause" shall mean (i) the willful failure by the Participant to perform substantially his duties as an Employee (other than due to physical or mental illness) after reasonable notice to the Participant of such failure, (ii) serious misconduct on the part of the Participant that is injurious to the Corporation or any Subsidiary in any way, including, without limitation, by way of damage to any of their respective reputations or standings in their respective industries, (iii) the conviction of, or entrance of a plea of nolo contendere by, the Participant with respect to a crime that constitutes a felony or (iv) the breach by the Participant of any written covenant or agreement with the Corporation or any Subsidiary not to disclose any information pertaining to the Corporation or any Subsidiary or not to compete or interfere with the Corporation or any Subsidiary.

                  (f) A "Change of Control" shall be deemed to have taken place at the time (i) when any "person" or "group" of persons (as such terms are used in
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         Section 13 of the  Securities  Exchange  Act of 1934,  as amended  (the
         "Exchange Act")), other than the Corporation or any employee benefit plan sponsored by the Corporation, becomes the "beneficial owner" (as such term is used in Section 13 of the Exchange Act) of 25% or more of the total number of Common Shares at the time outstanding; (ii) of the approval by the vote of the Corporation's stockholders holding at least 50% (or such greater percentage as may be required by the Certificate of Incorporation or By-Laws of the Corporation or by law) of the voting stock of the Corporation of any merger, consolidation, sale of assets, liquidation or reorganization in which the Corporation will not survive as a publicly owned corporation; or (iii) when the individuals who, at the beginning of any period of two years or less, constituted the Board cease, for any reason, to constitute at least a majority thereof, unless the election or nomination for election of each new director was approved by the vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

                  (g) "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  (h) "Committee" shall mean a Committee of the Board, which shall consist of two or more members. Each member of the Committee shall be a "Non-Employee Director" within the meaning of Rule 16b-3 as promulgated under the Act, or meet any other applicable standard for administrators under that or any similar rule which may be in effect from time to time. Each member of the Committee shall serve at the pleasure of the Board.

                  (i) "Corporation" shall mean Phelps Dodge Corporation, a New York corporation, and any successor thereto.

                  (j) "Disability" means the inability of a Participant to perform his duties for a period of at least 180 days due to mental or physical infirmity, as determined pursuant to the Corporation's policies.

                  (k) "Employee" shall mean any executive or other key employee of the Corporation or any Subsidiary (as determined by the Committee in its sole discretion).

                  (l) "Fair Market Value" shall mean the mean of the high and low prices of the Common Shares on the Consolidated Trading Tape on the date of determination or, if no sale of Common Shares is recorded on the Tape on such date, then on the next preceding day on which there was such a sale.

                  (m) "Immediate Family Member" shall mean with respect to a Participant, the Participant's spouse, ancestors (including parents and grandparents), siblings (including half-brothers and sisters) , and descendants (including children, grand children and great grandchildren), as well as any entity, such as a limited liability company, partnership or trust, in which all of the beneficial ownership interests are held directly or indirectly by the Participant or a natural person who is an Immediate Family Member. For purposes of this definition, individuals who have the legal relationship described herein through
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
         legal adoption and the children of the Participant's spouse or the spouse of one of the Participant's children or grandchildren shall be treated as Immediate Family Members.

                  (n) "Option" shall mean the right to purchase Common Shares at a stated price for a specified period of time. For purposes of the Plan, an Option may be either (i) an "Incentive Stock Option" within the meaning of section 422 of the Code or (ii) an Option which is not an Incentive Stock Option (a "Nonqualified Stock Option").

                  (o) "Participant" shall mean any Employee designated by the Committee to receive an Option or share of Restricted Stock under the Plan.

                  (p) "Plan" shall mean the 1998 Stock Option and Restricted Stock Plan, as set forth herein and as the same may be amended from time to time.

                  (q) "Predecessor Plans" shall mean the Phelps Dodge 1987 Stock Option and Restricted Stock Plan and the Phelps Dodge 1993 Stock Option and Restricted Stock Plan.

                  (r) "Restricted Period" shall mean the period during which shares of Restricted Stock are subject to forfeiture and restrictions on transferability pursuant to Section 6.2 of the Plan.

                  (s) "Restricted Stock" shall mean Stock granted to a Participant pursuant to the Plan which is subject to forfeiture and restrictions on transferabil ity in accordance with Section 6 of the Plan.

                  (t) "Retirement" shall mean termination of a Participant's employment on or after the Participant's normal retirement date or early retirement under any pension or retirement plan of the Corporation or a Subsidiary.

                  (u)   "Subsidiary"   shall  mean  any  company  in  which  the
         Corporation and/or another Subsidiary owns 50% or more of the total combined voting power of all classes of stock.

                  2.2 Gender and Number. Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural and the plural shall include the singular.


                                    SECTION 3

                                 ADMINISTRATION

                  3.1 Power to Grant and Establish Terms of Awards. The Committee shall have authority, subject to the terms of the Plan, to determine the Employees eligible for Options and awards of Restricted Stock and those to whom Options or Restricted Stock shall be granted, the number of Common Shares to be covered by each Option or award of Restricted Stock, any conditions that may be imposed upon the grant of an
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
Option, the time or times at which Options or Restricted Stock shall be granted, and the terms and provisions of the instruments by which Options or Restricted Stock shall be evidenced; to designate Options as Incentive Stock Options or Nonqualified Stock Options; to permit Participants to elect to defer the issuance of Common Shares otherwise deliverable upon the exercise of an Option on such terms and subject to such conditions as the Committee shall determine; and to determine the period of time during which restrictions on Restricted Stock shall remain in effect. The grant of any Option to any Employee or an award of Restricted Stock shall neither entitle such Employee to, nor disqualify him from, participation in any other grant of Options or award of Restricted Stock. Notwithstanding anything else contained in the preceding sentence to the contrary, in no event may the number of Common Shares subject to Options granted to any single Participant within any 12-month period exceed 350,000 Common Shares, as such number may be adjusted pursuant to Section 4.3.

                  3.2 Administration. Any Option grant or award of Restricted Stock made by the Committee may be subject to such conditions, not inconsistent with the terms of the Plan, as the Committee shall determine. The Committee, by majority action thereof, is authorized to prescribe, amend and rescind rules and regulations relating to the Plan, to provide for conditions deemed necessary or advisable to protect the interests of the Corporation, to interpret the Plan and to make all other determinations necessary or advisable for the administration and interpretation of the Plan to carry out its provisions and purposes. Determinations, interpretations or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final, binding and conclusive for all purposes and upon all persons. The Committee may consult with legal counsel, who may be counsel to the Corporation, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel. Without limiting the generality of the foregoing, the Committee may delegate to any officer of the Corporation or any committee comprised of officers of the Corporation the authority to take any and all actions permitted or required to be taken by the Committee hereunder; provided that such delegation shall not be permitted with respect to Options or other awards granted or to be granted to any officer of the Corporation and that, to the extent the Committee delegates authority to grant Options and other awards hereunder, such delegation shall specify the aggregate number of Common Shares that may be awarded pursuant to such delegation and may establish the maximum number of Common Shares that may be subject to any award made pursuant to such delegation and any other limitations thereon that the Committee may choose to impose.


                                    SECTION 4

                              STOCK SUBJECT TO PLAN

                  4.1 Number. The stock as to which Options and awards of Restricted Stock may be granted shall be Common Shares. When Options are exercised or Restricted Stock is awarded, the Corporation may either issue unissued Common Shares or transfer issued shares held in its treasury. Subject to adjustment as provided in Section 4.3 below, the total number of Common Shares (i) which may be sold to Employees under the Plan pursuant to Options and
(ii) that may be transferred or issued as Restricted Stock pursuant to Section 6 shall not exceed the sum of (A) 4,000,000 Common Shares, (B) the number of Common Shares received by the Corporation on or after the date this
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
Plan is adopted by the Board (the "Effective Date") in payment of the exercise price under any Option, whether issued under the Plan or a Predecessor Plan, and
(C) the number of Common Shares remaining available for issuance under the Phelps Dodge 1993 Stock Option and Restricted Stock Plan on the Effective Date. Notwithstanding the foregoing, the total number of Common Shares that may be transferred or issued hereunder as awards of Restricted Stock pursuant to
Section 6 shall not exceed 400,000 Common Shares, plus that number of the Common Shares referred to in subclause (C) of the immediately preceding sentence that, on the Effective Date, were available for awards of restricted stock under the Phelps Dodge 1993 Stock Option and Restricted Stock Plan. Any Option settled in cash shall reduce the number of Common Shares under the Plan by the number of shares that would have been issued had the Option been exercised for Common Shares.

                  4.2 Canceled, Terminated or Forfeited Awards. If, after the Effective Date, an Option granted hereunder or an Option granted under a Predecessor Plan which is outstanding on the date hereof expires, or is terminated, canceled or otherwise surrendered by a Participant prior to its exercise, or if shares of Restricted Stock are re turned to the Corporation pursuant to the terms of the Plan or if shares of Restricted Stock awarded under a Predecessor Plan which are still restricted on the date hereof are returned to the Corporation prior to the time at which a Participant's rights become nonforfeitable, the Common Shares covered by such Option immediately prior to such expiration or other termination or the Common Shares affected by such return of Restricted Stock shall be available for future grants under the Plan.

                  4.3 Adjustment in Capitalization. The number and price of Common Shares covered by each Option, the maximum number of Common Shares that be awarded as Options under Section 3.1 and the total number of Common Shares that may be sold, issued or transferred under the Plan shall be proportionately adjusted to reflect, as deemed equitable and appropriate by the Committee, an Adjustment Event. To the extent deemed equitable and appropriate by the Committee, subject to any required action by stockholders, in any merger, consolidation, reorganization, liquidation, dis solution, or other similar transaction, any Option granted under the Plan shall pertain to the securities and other property to which a holder of the number of Common Shares covered by the Option would have been entitled to receive in connection with such event.

                  Any shares of stock (whether Common Shares, shares of stock into which Common Shares are converted or for which Common Shares are exchanged or shares of stock distributed with respect to Common Shares) or cash or other property received with respect to any award of Restricted Stock granted under the Plan as a result of any Adjustment Event, any distribution of property or any merger, consolidation, reorganization, liquidation, dissolution or other similar transaction shall, except as pro vided in Section 6.4 or as otherwise provided by the Committee at or after the date an award of Restricted Stock is made by the Committee, be subject to the same terms and conditions, including restrictions on transfer, as are applicable to such shares of Restricted Stock and any stock certificate(s) representing or evidencing any shares of stock so received shall be legended in substantially the same manner as provided in
Section 6.5 hereof.
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
                                    SECTION 5

                                  STOCK OPTIONS

                  5.1 Grant of Options. The date of grant of an Option under the Plan will be the date on which the Option is awarded by the Committee or, if so determined by the Committee, the date on which occurs any event the occurrence of which is an express condition precedent to the grant of the Option. The Committee may provide, at or after the date of grant of an Option, that, upon the exercise of such Option and payment of the exercise price therefor with already owned Common Shares, an addition al Option will be granted for the number of shares so delivered in payment of the exercise price, having such other terms and conditions not inconsistent with the Plan as the Committee may determine, including the feature described in this second sentence of this
Section 5.1. The aggregate Fair Market Value of the Common Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan and any other stock option plan of the Corporation or any Subsidiary shall not exceed $100,000 or such other amount as may be subsequently specified by the Internal Revenue Code of 1986, as amended. Options shall be evidenced by instruments in such form or forms as the Committee may from time to time approve.

                  5.2 Option Price. The Option price per share shall be at or above the Fair Market Value of the optioned shares on the day the Option is granted (as determined under Section 5.1).

                  5.3 Payment. Upon exercise, the Option price shall be paid (i) in cash, including an assignment of the right to receive cash proceeds of the sale of Common Shares subject to the Option; (ii) in the discretion of the Committee, in already owned Common Shares of the Corporation having a Fair Market Value on the date of exercise equal to such Option price or in a combination of cash and Common Shares or (iii) in accordance with such procedures or in such other form as the Committee shall from time to time determine.

                  5.4 Term and Exercise of Options. Each Incentive Stock Option shall expire not later than the tenth anniversary of the date of its grant, and each Nonqualified Stock Option shall expire not later than the day after the tenth anniversary of the date of its grant. Options shall become exercisable in three or four substantially equal annual installments commencing on the first anniversary of the date of grant, as the Committee in its discretion shall determine, or at such other times and upon the occurrence of such other events or conditions as the Committee may determine at or after the grant of such Option. Notwithstanding the foregoing, the Committee may include in any Option instrument, initially or by amendment at any time, a provision making any installment or installments exercisable at such earlier or later date, or upon the occurrence of such earlier or later event, as may be specified by such provision. Without limiting the generality of the foregoing, the Committee may approve, pursuant to the foregoing sentence, provisions making installments exercisable (i) upon a Participant's Retirement, (ii) six months (or such greater or lesser period as the Committee shall in its discretion determine) from the date on which an Option is granted if such Option is granted in conjunction with the Participant's exercise of another Option (whether such Option is issued under this Plan or a Predecessor Plan) with Common Shares already owned by the Participant, (iii) not later than the date the Participant ceases to be employed by the
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Corporation if he ceases to be so employed  within two years  following a Change of Control of the Corporation, and (iv) at such time and for such period as the Committee deems appropriate, in the event of a Change of Control. Except as may be provided in any provision approved by the Committee pursuant to this Section 5.4, after becoming exercisable each installment shall remain exercisable until expiration, termination or cancellation of the Option. An Option may be exercised from time to time, in whole or in part, up to the total number of Common Shares with respect to which it is then exer cisable.

                  5.5 Termination of Employment. If the Participant ceases to be employed by the Corporation or a Subsidiary other than by reason of death, Disability, Retirement or the Participant's termination for Cause, all Options granted to him and exercisable on the date of his termination of employment shall terminate on the earlier of such Options' expiration or one month (or such greater period of time, not to exceed one year, determined by the Committee in its sole discretion) after the day his employment ends. If the Participant ceases to be employed on account of Disability or Retirement, all Options granted to him and exercisable on the date of his termination of employment due to Disability or his Retirement shall terminate on the earlier of such Options' expiration or the fifth anniversary of the day of such termination or Retirement. If the Participant's employment is terminated for Cause, all Options granted to such Participant which are then outstanding shall be forfeited. Except as otherwise determined by the Committee at or after grant of any Option, any installment which has not become exercisable prior to the time the Participant ceases to be employed by the Corporation or a Subsidiary other than by reason of death shall lapse and be thenceforth unexercisable. Whether authorized leave of absence or absence in military or governmental service may constitute employ ment for the purposes of the Plan shall be conclusively determined by the Committee.

                  5.6 Exercise upon Death of Participant. If the Participant dies while he is employed by the Corporation or a Subsidiary, his Options may be exercised, for the full number of Common Shares covered thereby for which such Options were not previously exercised, by his estate, personal representative or beneficiary who acquires the Options by will or by the laws of descent and distribution, at any time prior to the earlier of the Options' expiration or the fifth anniversary of the Participant's death. Such Options shall terminate upon the earlier of such Options' expiration or the fifth anniver sary of such Participant's death. If the Participant dies while he is no longer employed by the Corporation, his Options may be exercised, for the number of Common Shares as to which he could have exercised them on the date of his death, by his estate, personal representative or beneficiary who acquires the Options by will or by the laws of descent and distribution, at any time prior to the termination date provided by Section 5.5.

                                    SECTION 6

                                RESTRICTED STOCK

                  6.1 Grant of Restricted Stock. Any award made hereunder of Restricted Stock shall be subject to the terms and conditions of the Plan and to any other terms and conditions not inconsistent with the Plan (including, but not limited to, requiring the Employee to pay the Corporation an amount equal to the par value per share for each share of Restricted Stock awarded) as shall be prescribed by the Com mittee in its sole discretion. The Committee may require that, as a condition to any
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award of Restricted  Stock under the Plan,  the Employee shall have entered into an agreement with the Corporation setting forth the terms and conditions of such award and such other matters as the Committee, in its sole discretion, shall have determined. As determined by the Committee, the Corporation shall either
(i) transfer or issue to each Participant to whom an award of Restricted Stock has been made the number of shares of Restricted Stock specified by the Committee or (ii) hold such shares of Restricted Stock for the benefit of the Participant for the Restricted Period.

                  6.2 Restrictions on Transferability. Shares of Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered by the Participant during the Restricted Period, except as hereinafter provided.

                  6.3 Rights as a Shareholder. Except for the restrictions set forth herein and unless otherwise determined by the Committee, the Participant shall have all the rights of a shareholder with respect to such shares of Restricted Stock, including, but not limited to, the right to vote and the right to receive dividends.

                  6.4 Lapse of Restricted Period. Unless the Committee shall otherwise determine at or after the date an award of Restricted Stock is made to the Participant by the Committee, the Restricted Period shall commence upon the date of grant and shall lapse with respect to the shares of Restricted Stock on the earlier of: (a) the third anniversary of the date of grant, in the case of an award of restricted stock that vests based on the passage of time and the performance of continuous service as an employee, (b) the first anniversary of the date of grant, in the case of a restricted stock award that vests based on the achievement of specified performance criteria or (c) the date of a Change of Control, unless sooner terminated as otherwise provided herein. Without limiting the generality of the foregoing, the Committee may provide for termination of the Restricted Period upon the achievement by the Participant of performance goals specified by the Committee at the date of grant. The determination of whether the Participant has achieved such performance goals shall be made by the Committee in its sole discretion.

                  6.5 Legend. Each certificate issued to a Participant in respect of shares of Restricted Stock awarded under the Plan shall be registered in the name of the Participant and shall bear the following (or similar) legend:

                  "The shares of stock represented by this certificate are subject to the terms and conditions contained in the Phelps Dodge 1998 Stock Option and Restricted Stock Plan and may not be sold, pledged, transferred, assigned, hypothecated, or otherwise encumbered in any manner until __________________."

                  6.6 Death, Disability or Retirement. Unless the Committee shall otherwise determine at the date of grant, if a Participant ceases to be employed by the Corporation or any Subsidiary by reason of death, Disability or Retirement, the Re stricted Period covering all shares of Restricted Stock transferred or issued to such Participant under the Plan shall immediately lapse.

                  6.7 Termination of Employment. Unless the Committee shall other wise determine at or after the date of grant, if a Participant ceases to be employed by the Corporation or any Subsidiary for any reason other than those specified in Section 6.6 at
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any time  prior to the date when the  Restricted  Period  lapses,  all shares of
Restricted Stock owned by such Participant shall revert back to the Corporation upon the Participant's termination of employment. Whether authorized leave of absence or absence in military or government service may constitute employment for the purposes of the Plan shall be conclusively determined by the Committee.

                  6.8 Issuance of New Certificates. Upon the lapse of the Restricted Period with respect to any shares of Restricted Stock, such shares shall no longer be sub ject to the restrictions imposed under Section 6.2 and the Corporation shall issue or have issued new share certificates without the legend described in Section 6.5 in exchange for those previously issued.


                                    SECTION 7

                        TERMINATION AND AMENDMENT OF PLAN

                  The Board may terminate or amend the Plan in any respect at any time, except that without the approval of the holders of a majority of Common Shares present and voting on the proposal at a meeting of shareholders, the total number of shares that may be sold, issued or transferred under the Plan may not be increased (except by adjustment pursuant to Section 4.3), the category of persons eligible to receive Options and shares of Restricted Stock may not be changed, the purchase price at which shares may be offered pursuant to Options may not be reduced (except by adjustment pursuant to Section 4.3) and the expiration date of the Plan may not be extended. No action of the Board or shareholders, however, may, without the consent of a Participant alter or impair his rights under any Option or award of Restricted Stock previously granted.


                                    SECTION 8

             APPLICABILITY OF PLAN TO GRANTS UNDER PREDECESSOR PLANS

                  The provisions of the Plan relating to Options and Restricted Stock grants shall apply to, and govern, existing Option and restricted stock grants made under the Predecessor Plans as if such awards were granted hereunder (except that no such awards shall count against the share limit set forth in Section 4.1) and such Options and re stricted stock grants shall, where appropriate, be deemed to have been amended to pro vide any additional rights, subject in the case of Options and restricted stock grants outstanding as of the date of adoption of this Plan by the Board, to the right of an affected Participant to consent to the application of such amendments to such grants as provided in Section 7.


                                    SECTION 9

                            MISCELLANEOUS PROVISIONS

                  9.1   Nontransferability   of  Awards.  Unless  the  Committee
otherwise determines at or after grant to permit any award made hereunder to be transferrable to the
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Immediate  Family Members of a Participant,  an award granted under the Plan may
not  be  sold,  transferred,   pledged,   assigned  or  otherwise  alienated  or
hypothecated, other than by will or by the laws of descent and distribution. All rights with respect to awards granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.

                  9.2 Securities Law Compliance. Instruments evidencing Options may contain such other provisions, not inconsistent with the Plan, as the Committee deems ad visable. Common Shares received pursuant to the Plan shall be transferable only if the proposed transfer will be in compliance with applicable securities laws.

                  9.3 Tax Withholding. The Corporation shall have the power to withhold, or require a Participant to remit to the Corporation promptly upon notification of the amount due, an amount sufficient to satisfy Federal, state and local withholding tax requirements on any award under the Plan, and the Corporation may defer payment of cash or issuance or delivery of Common Shares until such requirements are satisfied. The Committee may, in its discretion, permit a Participant to elect, subject to such con ditions as the Committee shall impose, (i) to have Common Shares otherwise issuable or deliverable under the Plan withheld by the Corporation or (ii) to deliver to the Corporation previously acquired shares of Stock, in each case, having a Fair Market Value sufficient to satisfy all or part of the Participant's estimated total Federal, state and local tax obligation associated with the transaction.

                  9.4 Term of Plan. This Plan shall be effective as of March 4, 1998, subject to approval by the holders of the Common Shares at the 1998 Annual Meeting of Shareholders. This Plan shall expire on March 4, 2008 (except as to Options and Re stricted Stock outstanding on that date), unless sooner terminated pursuant to Section 7 of the Plan.

                  9.5 Governing Law. The Plan, and all Agreements hereunder, shall be construed in accordance with and governed by the laws of the State of New York.
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